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Exhibit 10.1

As adopted by the Board of Directors on
11/26/91 and amended on 6/24/92, 12/15/92,
1/27/95, 9/19/95, 8/22/96, 9/24/97, 4/1/01, 10/17/01 and 4/30/02

ACTIVISION, INC.

1991 STOCK OPTION AND STOCK AWARD PLAN

        SECTION 1.    Purpose of the Plan.    The purpose of the 1991 Stock Option and Stock Award Plan (the "Plan") is to aid Activision, Inc. (the "Corporation") and its subsidiaries in securing and retaining officers and other key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. In addition, the Corporation expects that it will benefit from the added interest which the respective optionees and participants will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Common Stock of the Corporation.

        SECTION 2.    Administration.    (a) The Board of Directors of the Corporation (the "Board") shall designate a Committee of not less than two Directors (the "Committee") who shall serve at the pleasure of the Board. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee, and each member of the Committee shall be a "Disinterested Person" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board (provided the majority of the Board acting on the matter are Disinterested Persons), to grant to eligible employees pursuant to the provisions of the Plan: (i) stock options to purchase shares, (ii) stock appreciations rights, (iii) restricted stock, (iv) deferred stock, or (v) any other Stock-based awards permitted hereunder (each of the foregoing being an "AWARD" and collectively, the "AWARDS"). The Committee shall also interpret the provisions of the Plan and any AWARD issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

          (b)  The Committee shall: (i) select the officers and other key employees of the Corporation and its subsidiaries to whom AWARDS may from time to time be granted hereunder; (ii) determine whether incentive stock options (under Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time, hereinafter referred to as the "Code"), nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, or other Stock-based awards, or a combination of the foregoing, are to be granted hereunder; (iii) determine the number of shares to be covered by each AWARD granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any AWARD granted hereunder (including but not limited to any restriction and forfeiture condition on such AWARD and/or the shares of stock relating thereto); (v) determine whether, to what extent and under what circumstances AWARDS may be settled in cash; (vi) determine whether, to what extent and under what circumstances stock and other amounts payable with respect to an AWARD under this Plan shall be deferred either automatically or at the election of the participant; and (vii) determine whether, to what extent and under what circumstances options grants and/or other AWARDS under the Plan are to be made, and operate, on a tandem basis.

          (c)  All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board (as and to the extent permitted hereunder) shall be final, conclusive and binding on all persons, including the Corporation, its shareholders, employees and Plan participants.

        SECTION 3.    Stock Subject to the Plan.    Except as otherwise provided by this Section 3, the total number of shares of Common Stock of the Corporation (the "Stock") available for distribution under the Plan is 7,566,667. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, except that treasury shares must be used in the case of restricted stock. If any shares that have been optioned cease to be subject to option because the option has terminated, expired or been cancelled without having been exercised, or if any shares subject to any restricted stock, deferred stock or other Stock-based award granted hereunder are forfeited or such award otherwise terminates without the actual or deemed delivery of such shares, such shares shall again be available for distribution under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares which may be delivered under the Plan, in the number and/or option price of shares subject to outstanding options granted under the Plan, and/or in the number of shares subject to restricted stock, deferred stock, or other Stock-based awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of shares subject to any AWARD shall always be a whole number; and provided further that, with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any stock appreciation right associated with any option. In addition, subject to the limitations provided in Section 10, the Committee is authorized to make adjustments in the terms and conditions of, and performance criteria relating to, AWARDS in recognition of unusual or nonrecurring events (including, without limitation, events described in this paragraph) affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable laws, regulations or accounting principles.

        SECTION 4.    Eligibility.

          (a)    Employees and Others.    Officers, employees, consultants, representatives and other contractors and agents of the Corporation and its subsidiaries (but excluding members of the Committee and any person who serves only as a Director) who are responsible for the management, growth, profitability and protection of the business of the Corporation and its subsidiaries are eligible to be granted AWARDS under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, it its sole discretion, the number of shares covered by each stock option, the number of stock appreciation rights (if any) granted to each optionee, and the number of shares (if any) subject to restricted stock, deferred stock or other Stock-based awards granted to each participant.

          (b)    Ten Percent Stockholders.    No stock options may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), at the time the stock option is granted, stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or any of its subsidiaries, unless the option prices is at least 110% of the "Fair Market Value" (as defined below) of the shares subject to the option, determined on the date of the grant, and the option by its terms is not exercisable after the expiration of five years from the date such option is granted.

        For purposes of the Plan, a subsidiary of the Corporation shall be any corporation which at the time qualifies as a subsidiary thereof under the definition of "subsidiary corporation" in Section 424(f) of the Code.

        SECTION 5.    Stock Options.    Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve. Any such option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The Committee shall designate stock options at the time of the grant thereof as either "incentive stock options" or "nonqualified stock options."

          (a)    Option Price.    Subject to Section 4(b) hereof, the purchase price per share of the Stock purchasable under an incentive stock option shall be determined by the Committee, but will not be less than 100% of the Fair Market Value of such Stock on the date of the grant of such option. The purchase price per share of the Stock purchasable under a nonqualified stock option shall be determined by the Committee, but will not be less than 85% of the Fair Market Value of such Stock on the date of the grant of such option.

        The "Fair Market Value" of a share of Stock as of a specified date shall be determined in good faith by the Committee in its sole discretion. In no case shall Fair Market Value be less than the par value of a share of Stock.

          (b)    Option Period.    Subject to Section 4(b) hereof, the term of each stock option shall be fixed by the Committee, provided, however, no stock option shall be exercisable after the expiration of 10 years from the date the option is granted.

          (c)    Exercisability.    Stock options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided, however, all stock options granted hereunder shall be exercisable at the rate of at least 20% per year over five years from the date such option is granted.

          (d)    Method of Exercise.    Stock options may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check. The Committee may, in its sole discretion, authorize payment in whole or in part of the purchase price to be made in unrestricted stock already owned by the optionee, or, in the case of a nonqualified stock option, in restricted stock, or deferred stock subject to an AWARD hereunder (based upon the Fair Market Value of the Stock on the date the option is exercised as determined by the Committee). The Committee may authorize such payment at or after grant, except that in the case of an incentive stock option, any right to make payment in unrestricted stock already owned must be included in the option at the time of grant. No shares of Stock shall be issued until full payment therefor has been made. Subject to paragraph (j) of this Section 5, an optionee shall have the rights to dividends or other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

          (e)    Transferability of Options.    No stock option that is intended to qualify as an "incentive stock option" under Section 422 of the Code shall be assignable or transferable by the optionee, other than by will or the laws of descent and distribution, and such option may be exercised during the life of the optionee only by the optionee or his guardian or legal representative. "Nonqualified stock options" and any stock appreciation rights granted in tandem therewith are transferable (together and not separately) with the consent of the Committee by the optionee or holder, as the case may be, to any one or more of the following persons (each, a "Permitted Assignee"): (i) the spouse, parent, issue, spouse of issue, or issue of spouse ("issue" shall include all descendants whether natural or adopted) of such optionee or holder, as the case may be; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such optionee or holder, as the case may be; (iii) an entity in which the optionee or holder or any Permitted Assignee thereof is a beneficial owner; or (iv) in the case of a transfer by an optionee who is a non-employee director, another non-employee director of the Corporation; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Stock Option Certificate relating to the transferred stock option and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such optionee or holder shall remain bound by the terms and conditions of this Plan. In the case of a transfer by a non-employee director to another non-employee director, the vesting and exercisability shall after such transfer be determined by reference to the service of the assignee, rather than the assignor. The Corporation shall cooperate with any Permitted Assignee and the Corporation's transfer agent in effectuating any transfer permitted under this Section 5(e).

          (f)    Termination by Death.    Except to the extent otherwise provided by the Committee at or after the time of grant, if an optionee's employment by the Corporation and/or any of its subsidiaries terminates by reason of death, the stock option may thereafter be exercised, to the extent such stock option was exercisable at the time of the death of the optionee, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of six months from the date of such death, unless earlier terminated pursuant to its terms.

          (g)    Termination by Reason of Retirement or Permanent Disability.    Except to the extent otherwise provided by the Committee at or after the time of grant, if an optionee's employment by the Corporation and/or any of its subsidiaries terminates by reason of retirement or permanent disability, any stock option held by such optionee may thereafter be exercised, to the extent such stock option was exercisable at the time of the permanent disability of the optionee, unless earlier terminated pursuant to its terms, but may not be exercised after six months from the date of such termination of employment; provided, however, that if the optionee dies within such six-month period, any unexercised stock option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of six months from the date of the optionee's death, unless earlier terminated pursuant to its term. In the event of termination of service by reason of retirement or permanent disability, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a nonqualified stock option.

          (h)    Other Termination.    Unless otherwise determined by the Committee at or after grant, if an optionee's employment terminates for any reason other than death, permanent disability, or retirement, any stock options held by the optionee may be exercised by the optionee until 30 days after such termination to the extent such stock options were exercisable at the time of such termination, unless earlier terminated pursuant to its term.

          (i)    Option Buyout.    The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by an optionee who is subject to Section 16 of the Exchange Act) based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, however, if applicable, the repurchase price must be "reasonable" as determined in accordance with Rule 260.140.41(k) of the California Code of Regulation, Title 10., Ch.3.

          (j)    Form of Settlement.    In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an option's exercise shall be in the form of restricted stock or deferred stock, or may reserve other than with respect to incentive stock options the right to so provide after the time of grant.

          (k)    Employment Violation.    Each stock option awarded pursuant to the Plan on or after April 1, 2001, shall include and be subject to the following terms:

              (i)  The terms of this paragraph (k) shall apply to the stock option if the optionee is or shall become subject to an employment agreement with the Corporation.

            (ii)  If the optionee materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the optionee (each an "Employment Violation"), the Corporation shall have the right to require (i) the termination and cancellation of the unexercised portion of the option, if any, whether vested or unvested, and (ii) payment by the optionee to the Corporation of the Recapture Amount (as defined below). Such termination of unexercised options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Corporation arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate optionee's employment if not already terminated, seek injunctive relief and additional monetary damages.

            (iii)  "Recapture Amount" shall mean the gross gain realized or unrealized by the optionee upon each exercise of his option during the period beginning on the date which is twelve (12) months prior to the date of the optionee's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

              (A)  if the optionee has exercised any portion of his option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which the option was exercised and which were sold at such sales price; plus

              (B)  if the optionee has exercised any portion of his option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Corporation's written notice of its exercise of its rights under this paragraph (k), or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this option was exercised and which were not sold;

provided, however, in lieu of payment by the optionee to the Corporation of the Recapture Amount determined pursuant to subparagraph (B) above, the optionee, in his discretion, may tender to the Corporation the Shares acquired upon exercise of this option during the Look-back Period and the optionee shall not be entitled to receive any consideration from the Corporation in exchange therefor.

        With respect to any other AWARDS granted hereunder, the terms of any stock appreciation right, restricted stock, deferred stock or any other Stock-based award, may include comparable provisions to those set forth above in this paragraph (k) of Section 5.

          (l)    Change of Control.    The terms of any AWARD may provide in the stock option agreement, restricted stock agreement or other document evidencing the AWARD, that upon a "Change in Control" of the Company (as that term may be defined therein), (i) options (and share appreciation rights) accelerate and become fully exercisable, (ii) restrictions on restricted stock lapse and the shares become fully vested and (iii) such other additional benefits as the Committee deems appropriate shall apply. For purposes of this Plan, a "Change in Control" shall mean an event described in the applicable document evidencing the AWARD or such other event as determined in the sole discretion of the Board of Directors of the Company. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and stock appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the participant or holder, and such participant or holder shall receive, with respect to each share of Stock subject to such option or stock appreciation right, an amount equal to the excess of the Fair Market Value of such shares of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such stock option or stock appreciation right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        SECTION 6.    Stock Appreciation Rights.

          (a)    Grant and Exercise.    Stock appreciation rights may be granted in conjunction with (or, in accordance with Section 9, separate from) all or part of any stock option granted under the Plan, as follows: (i) in the case of a nonqualified stock option, such rights may be granted either at the time of the grant of such option or at any subsequent time during the term of the option; and (ii) in the case of an incentive stock option, such rights may be granted only at the time of the grant of the option. A "stock appreciation right" is a right to receive cash or Stock, as provided in this Section 6, in lieu of the purchase of a share under a related option. A stock appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a stock appreciation right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the stock appreciation right. A stock appreciation right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related stock option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related stock appreciation rights have been exercised.

          (b)    Terms and Conditions.    Stock appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

              (i)  Stock appreciation rights shall be exercisable only at such time or times and to the extent that the stock options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any such appreciation right granted subsequent to the grant of the related stock option shall not be exercisable during the first six months of its term by an optionee who is subject to Section 16 of the Exchange Act, except that this limitation shall not apply in the event of death or permanent disability of the optionee prior to the expiration of the six month period.

            (ii)  Upon the exercise of a stock appreciation right, an optionee shall be entitled to receive up to, but no more than, an amount in cash or whole shares of the Stock as determined by the Committee in its sole discretion equal to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related stock option multiplied by the number of shares in respect of which the stock appreciation right shall have been exercised. Each stock appreciation right may be exercised only at the time and so long as a related option, if any, would be exercisable or as otherwise permitted by applicable law; provided, however, that no stock appreciation right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

            (iii)  No stock appreciation right shall be transferable by a participant otherwise than by will or by the laws of descent and distribution, and stock appreciation rights shall be exercisable, during the participant's lifetime, only by the participant.

            (iv)  Upon the exercise of a stock appreciation right, the Stock option or part thereof to which such stock appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of the Stock to be issued under the Plan, as set forth in Section 3 of the Plan.

            (v)  Stock appreciation rights granted in connection with the incentive stock options may be exercised only when the market price of the Stock subject to the incentive stock option exceeds the option price of the incentive stock option.

        SECTION 7.    Restricted Stock.

          (a)    Stock and Administration.    Shares of restricted stock may be issued either alone or in addition to stock options, stock appreciation rights, deferred stock or other Stock-based awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its subsidiaries to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The provisions of restricted stock awards need not be the same with respect to each recipient.

          (b)    Awards and Certificates.    The prospective recipient of an award of shares of restricted stock shall not, with respect to such award, be deemed to have become a participant, or to have any rights with respect to such award, until and unless such recipient shall have executed an agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation, and otherwise complied with the then applicable terms and conditions.

              (i)  Each participant shall be issued a stock certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

              "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Activision, Inc. 1991 Stock Option and Stock Award Plan and an Agreement entered into between the registered owner and Activision, Inc. Copies of such Plan and Agreement are on file in the offices of Activision, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405."

            (ii)  The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and shall require, as a condition of any restricted stock award, that the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

          (c)    Restrictions and Conditions.    The shares of restricted stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

              (i)  Subject to the provisions of this Plan, during a period set by the Committee commencing with the date of such award (the "restriction period"), the participant shall not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

            (ii)  Except as provided in paragraph (c) of this Section 7, the participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation, including the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Certificates for shares of unrestricted stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of restricted stock.

            (iii)  Subject to the provisions of paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant and reacquired by the Corporation.

            (iv)  In the event of a participant's retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of restricted stock.

        SECTION 8.    Deferred Stock Awards.

          (a)    Stock and Administration.    Awards of the right to receive Stock that is not to be distributed to the participant until after a specified deferral period (such AWARD and the deferred stock delivered thereunder hereinafter as the context shall require, the "deferred stock") may be made either alone or in addition to stock options, stock appreciation rights, or restricted stock, or other Stock-based awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its subsidiaries to whom and the time or times at which deferred stock shall be awarded, the number of shares of deferred stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the Fair Market Value on the date of grant of the number of shares covered by a deferred stock award. The Committee may also provide for the grant of deferred stock upon the completion of a specified performance period. The provisions of deferred stock awards need not be the same with respect to each recipient.

          (b)    Terms and Conditions.    Deferred stock awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

              (i)  Subject to the provisions of the Plan, the shares to be issued pursuant to a deferred stock award may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and may be subject to a risk of forfeiture during all or such portion of the Deferral Period as shall be specified by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the participant, or the participant's legal representative, in a number equal to the number of shares covered by the deferred stock award.

            (ii)  Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a deferred stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional deferred stock or otherwise reinvested, as determined at the time of the award by the Committee, in its sole discretion.

            (iii)  Subject to the provisions of paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the deferred stock in question shall be forfeited by the participant.

            (iv)  In the event of the participant's retirement, permanent disability or death during the Deferral Period (or Elective Deferral Period, where applicable), or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's deferred stock.

            (v)  Prior to completion of the Deferral Period, a participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

            (vi)  Each award shall be confirmed by a deferred stock agreement or other instrument executed by the Corporation and the participant.

        SECTION 9.    Other Stock-Based Awards.

          (a)    Stock and Administration. Other awards of the Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the Stock ("Other Stock-based awards"), including (without limitation) performance shares and convertible debentures, may be granted either alone or in addition to other AWARDS granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the officers and key employees of the Corporation and/or any of its subsidiaries to whom and the time or times at which such other Stock-based awards shall be made, and the number of shares of the Stock to be awarded pursuant to such other Stock-based awards. The Committee may also provide for the grant of the Stock upon the completion of a specified performance period. The provisions of other Stock-based awards need not be the same with respect to each recipient.

          (b)    Terms and Conditions.    Other Stock-based awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

              (i)  Subject to the provisions of this Plan, shares or interests in shares subject to AWARDS made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

            (ii)  Subject to the provisions of this Plan and the award agreement, the recipient of AWARDS under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares or interests therein covered by the AWARDS, as determined at the time of the AWARDS by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

            (iii)  Any AWARDS under this Section 9 and any Stock covered by any such award may be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

            (iv)  In the event of the participant's retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all AWARDS under this Section 9.

            (v)  Each AWARD under this Section 9 shall be confirmed by an agreement or other instrument executed by the Corporation and by the participant.

            (vi)  The Stock or interests therein (including securities convertible into the Stock) paid or awarded on a bonus basis under this Section 9 shall be issued for no cash consideration; the Stock or interests therein (including securities convertible into the Stock) purchased pursuant to a purchase right awarded under this Section 9 shall be priced at least (50%) of the Fair Market Value of the Stock on the date of grant.

          (vii)  No other Stock-based award in the nature of a purchase right shall be transferable by the participant otherwise than by will or by the laws of descent and distribution, and such purchase rights shall be exercisable during the participant's lifetime only by the participant.

        SECTION 10.    Amendments and Termination.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an AWARD theretofore granted, without the optionee's or participants' consent, or which without the approval of the shareholders would:

          (a)  except as is provided in Section 3 of the Plan, increase the total number of shares available for the purpose of the Plan.

          (b)  subsequent to the date of grant decrease the option price of any stock option;

          (c)  extend the maximum option period under Section 5(b) of the Plan; and

          (d)  otherwise materially increase the benefits accruing to participants under, or materially modify the requirements as to eligibility for participation in, the Plan.

        The Committee may amend the terms of any AWARD theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without such holder's consent. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, amend the Plan or terms of any outstanding AWARD held by a person then subject to Section 16 of the Exchange Act without the consent of any holder in order to preserve exemptions under said Section 16 which are or become available from time to time under rules of the Securities and Exchange Commission.

        SECTION 11.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock or payments in lieu of or with respect to AWARDS hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 12.    General Provisions.

          (a)  The Committee may require each participant purchasing shares pursuant to an AWARD under the Plan to represent to and agree with the Corporation in writing that such participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b)  All certificates for shares of Stock delivered under the Plan pursuant to any AWARD shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other restrictions as the Committee may deem advisable under the rules, regulations and requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (c)  Recipients of shares of restricted stock, deferred stock and other Stock-based awards under the Plan (other than options) shall not be required to make any payment or provide consideration other than the rendering of services.

          (d)  AWARDS granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other AWARDS granted under the Plan. If AWARDS are granted in substitution for other AWARDS, the Committee shall require the surrender of such other AWARDS in consideration for the grant of the new AWARDS. AWARDS granted in addition to or in tandem with other AWARDS may be granted either at the same time as or at a different time from the grant of such other AWARDS. The exercise price of any option or the purchase price of any other Stock-based award in the nature of a purchase right:

              (i)  granted in substitution for outstanding AWARDS or in lieu of any other right to payment by the Corporation shall be the fair market value of shares at the date such substitute AWARDS are granted or shall be such Fair Market Value at that date reduced to reflect the Fair Market Value of the AWARDS or other right to payment required to be surrendered by the participant as a condition to receipt of the substitute AWARD; or

            (ii)  retroactively granted in tandem with outstanding AWARDS shall be either the Fair Market Value of shares at the date of grant of later AWARDS of the Fair Market Value of shares at the date of grant of earlier AWARDS.

          (e)  Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          (f)    Nothing in the Plan shall confer upon any employee the right to continue in the employment of the Corporation or any of its subsidiaries or affect any right that the Corporation or any of its subsidiaries may have to terminate the employment (or to demote or to exclude from future AWARDS under the Plan) to any such employee.

          (g)  A participant shall have no right as a shareholder until he or she becomes the holder of record.

          (h)  The Company will provide to its shareholders, at least annually, reports containing financial statements and management's discussion and analysis of financial conditions and results of operations.

        SECTION 13.    Taxes.

          (a)  If any participant properly elects, within 30 days of the date on which an AWARD is granted, to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value (on the date of grant of the AWARD) of the Stock subject to the AWARD, such participant shall make arrangements satisfactory to the Committee to pay to the Corporation, in the calendar quarter of such AWARD, any Federal, state or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

          (b)  Any participant who does not or cannot make the election described in paragraph (a) of this Section 13 with respect to an AWARD, shall, no later than the date as of which the value of the AWARD first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such AWARD and the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Anything contained herein to the contrary notwithstanding, the

  Committee may, in its sole discretion, authorize acceptance of Stock received in connection with the AWARD or option being taxed or otherwise previously acquired in satisfaction of withholding requirements.

          (c)  If and to the extent authorized by the Committee, the Corporation or any of its subsidiaries are authorized to withhold from any distribution of stock relating to any AWARD granted under the plan, or to receive shares from the participant, and to pay the value of such stock to the appropriate taxing authority, in order to satisfy obligations of the participant for the payment of Federal, state and local taxes in connection with such AWARD (including but not necessarily limited to amounts required to be withheld by the Corporation).

        SECTION 14.    Effective Date of the Plan.    The Plan shall be effective on the date it is approved by the Board of Directors, but its continuance shall be subject to the approval, obtained in accordance with Rule 16b-3(b) of the Securities and Exchange Act of 1934, as amended, of the holders of a majority of all outstanding shares of Common Stock within twelve months after the date the Plan is adopted by the Board. Any stock option granted hereunder and exercised by the optionee before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve months after the Plan is adopted by the Board. The shares of Common Stock relating to such stock option shall not be counted in determining whether shareholder approval is obtained.

        SECTION 15.    Governing Law.    The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the state of California and applicable Federal law.

        SECTION 16.    Term of the Plan.    No AWARDS shall be granted pursuant to the Plan after the tenth anniversary of the earlier of either the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Corporation as provided for in Section 14 above, but AWARDS theretofore granted may extend beyond that date.

STOCK OPTION CERTIFICATE
(Non-Transferable)

Stock Option #0000xxxx	x,xxx Shares

Issued Pursuant to the
1991 Stock Option and Stock Award Plan of
ACTIVISION, INC.

        THIS CERTIFIES that on                        ("Issuance Date")                         (the "Holder") was granted an option (the "Option") to purchase, at the option price of $xx.xxx per share, all or any part of            fully paid and non-assessable shares ("Shares") of the Common Stock (par value of $.000001) of ACTIVISION, INC., a Delaware corporation (the "Company"), upon and subject to the following terms and conditions:

        1.    Terms of the Plan.    This Option is granted pursuant to, and is subject to the terms and conditions of, the 1991 Stock Option and Stock Award Plan of the Company (the "Plan"), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

        2.    Expiration.    This Option shall expire                        ("expiration date"), unless earlier terminated in accordance with the terms of the Plan in the event of the death, retirement, disability, or termination of employment of the Holder.

        3.    Exercise.    This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. THIS OPTION SHALL NOT BE TRANSFERABLE BY THE HOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN.

        This Option shall vest and be exercisable as follows:

Vesting Date	Shares Vested at Vesting Date	Cumulative Shares Vested at Vesting Date

        Payment for the Shares purchased pursuant to the exercise of this Option shall be made in full at the time of the exercise of the Option by one or more of the following methods: (i) in cash or by check payable to the order of the Company for the full exercise price, or (ii) by delivery of Shares having a fair market value (determined in accordance with the Plan as of the date the Option is exercised) equal to all or part of the exercise price and, if applicable, cash or a check payable to the order of the Company for any remaining portion of the purchase price.

        4.    Termination of Employment.    In the event of the termination of employment or separation from service of the Holder for any reason (other than death or disability as provided below), this Option, to the extent not previously exercised or expired, shall be deemed cancelled and terminated 30 days after the day of such termination or separation.

        5.    Death.    In the event the Holder dies while employed by the Company or any of its subsidiaries or affiliates, or during the term as a Director of the Company or any of its subsidiaries or affiliates, as the case may be, this Option, to the extent not previously expired or exercised, shall, to the extent exercisable on the date of death, be exercisable by the estate of the Holder or by any person who acquired this Option by bequest or inheritance, at any time within six months after the death of the Holder, unless earlier terminated pursuant to its terms.

        6.    Disability.    In the event of the termination of employment of the Holder or the separation from service of a Director who is a Holder due to permanent disability, the Holder, or his or her guardian or legal representative, shall have the unqualified right to exercise any portion of this Option which has not been previously exercised or expired and which the Holder was eligible to exercise as of the first date of permanent disability (as determined by the Company), at any time within six months after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that if the Holder dies within such six month period, any unexercised portion of this Option shall thereafter be exercisable, to the extent exercisable on the date of death, at any time within six months from the date of the Holder's death, unless earlier terminated pursuant to its terms.

        7.    Change of Control.    If the Holder is an active employee of the Company or any of its subsidiaries at the time there occurs a "Change of Control" of the Company (as defined below) and the Holder's employment is terminated by the Company or any of its subsidiaries other than for Cause (as defined below) within twelve (12) months following such Change of Control, or such longer period as the Committee may determine, the portion, if any, of this Option with respect to which the right to exercise has not yet accrued, shall immediately vest and be exercisable in full, effective upon such termination, for a period of 30 days thereafter, or such longer period as the Committee may determine. For purposes of this Option, a "Change of Control" of the Company shall be deemed to occur if:

            (i)  there shall have occurred a Change of Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change of Control of the Company if immediately prior to the occurrence of what would otherwise be a Change of Control of the Company (a) the Holder is the other party to the transaction (a "Control Event") that would otherwise result in a Change of Control of the Company or (b) the Holder is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party;

          (ii)  the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change of Control of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

          (iii)  the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an

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  Other Transaction shall not be deemed to result in a Change of Control of the Company if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

        For purposes of this Option, "Cause" shall mean (unless a different definition is used in the Holder's written employment agreement with the Company, if any, in which case such different definition shall apply to the Holder) any of the following:

            (i)  material breach by the Holder of his or her employment agreement, if any, or material failure by the Holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the Holder failed to cure such breach or failure to the Company's reasonable satisfaction within five (5) days after receiving such written notice;

          (ii)  material breach by the Holder of his or her Employee Proprietary Information Agreement or other similar arrangement entered into by the Holder in connection with his or her employment by the Company; or

          (iii)  any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

        8.    Employment Violation.    In consideration of the granting of this Option, the Holder hereby agrees that the terms of this Section 4 shall apply to the Option. The Holder acknowledges and agrees that each exercise of this Option and each written notice of exercise delivered to the Company and executed by the Holder shall serve as a reaffirmation of and continuing agreement by the Holder to comply with the terms contained in this Section 4.

        The Company and the Holder acknowledge and agree that if the Holder is or shall become subject to an employment agreement with the Company and the Holder materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Holder (each, an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of this Option, if any, whether vested or unvested, and (ii) payment by the Holder to the Company of the Recapture Amount (as defined below). The Company and the Holder further agree that such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate the Holder's employment if not already terminated, seek injunctive relief and additional monetary damages.

        For purposes of this Option, the "Recapture Amount" shall mean the gross gain realized or unrealized by the Holder upon each exercise of this Option during the period beginning on the date which is twelve (12) months prior to the date of the Holder's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

            (i)  if the Holder has exercised any portion of this Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold less the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were sold at such sales price; plus

          (ii)  if the Holder has exercised any portion of this Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under

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  this Section 4, or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Holder to the Company of the Recapture Amount determined pursuant to clause (ii) above, the Holder, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and not sold and the Holder shall not be entitled to receive any consideration from the Company in exchange therefor.

        9.    Delivery of Share Certificates.    Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Company shall also cause to be delivered to the person entitled thereto a new Option Certificate in replacement of this Option Certificate if surrendered at the time of the exercise of the Option, indicating the number of Share with respect to which this Option remains available for exercise, or this Option Certificate shall be endorsed to give effect to the partial exercise of the Option.

        10.    Withholding.    In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or any subsidiary of the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares to the Holder pursuant to the Option, the Company or such subsidiary shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder. In any event, the Holder shall make available to the Company or such subsidiary, promptly when requested by the Company or such subsidiary, sufficient funds to meet the requirements of such withholding; and the Company or such subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such subsidiary out of any funds or property due or to become due to the Holder.

        11.    Reservation of Shares.    The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

        12.    Adjustments.    The number of Shares subject to this Option, and the exercise price, shall be subject to adjustment in accordance with Section 3 of the Plan.

        13.    Rights of Holder.    Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company and/or any subsidiary of the Company or derogate from any right of the Company an/or a subsidiary to retire, request the resignation of, or discharge the Holder at any time, with or without cause. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed herein and in the Plan and are not enforceable against the Company except to the extent set forth herein.

        14.    Exclusion from Pension Computations.    By acceptance of the grant of this Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensation and shall not be taken into account as "wages," "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or parents.

        15.    Registration; Legend.    The Company may postpone the issuance and delivery of Shares upon any exercise of the Option until (a) the admission of such Shares to listing on any stock exchange or

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exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Act, to issue the shares in compliance with the provisions of that or any comparable act.

        The Company may cause the following legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of the Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

        16.    Amendment.    The Board of Directors or the Committee may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of the Option, and may at any time or from time to time amend the terms of this Option in accordance with the Plan.

        17.    Notices.    Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at its office at 11601 Wilshire Boulevard, Los Angeles, California 90025, or at such other address as the Company by notice to the Holder may designate in writing from time to time; to the Holder, at the address shown below his signature on this Option Certificate, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

        18.    Interpretation.    A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final and binding. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

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        IN WITNESS WHEREOF, the parties have executed this Option Certificate as of the date set forth below.

ACTIVISION, INC.
By:

Dated:

Attest:

ACCEPTED:

Date
Address

City	State	Zip Code

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  Exhibit 10.1
ACTIVISION, INC. 1991 STOCK OPTION AND STOCK AWARD PLAN
STOCK OPTION CERTIFICATE (Non-Transferable)